Exhibit 99.1

News:
For immediate release

AutoZone Appoints New Chairman and Chief Executive Officer;
Updates Same Store Sales for First 4 Weeks of Fiscal Third Quarter 2005

Memphis, Tenn. (March 13, 2005) — AutoZone, Inc. (NYSE: AZO) today announced the appointment of J.R. Hyde, III as non-executive Chairman of the Board of Directors on an interim basis and William C. Rhodes, III as President and Chief Executive Officer.

Mr. Hyde is the founder of AutoZone and has been a member of AutoZone’s Board of Directors since its inception. “I look forward to serving as Chairman in this time of transition. AutoZone continues to set the pace in an exciting and growing industry. We will continue to focus on profitably growing sales. We have a solid plan for the future and a strong team to execute it as we optimize long-term shareholder value.” said Mr. Hyde.

William C. Rhodes, III, previously Executive Vice President, Store Operations and Commercial, has been promoted to President and Chief Executive Officer. Mr. Hyde said, “Bill Rhodes has been an integral part of our Company’s success for many years now, and I, along with the rest of our board, believe he is an excellent choice to lead the organization’s initiatives into the future.”

Steve Odland, previously Chairman, President and Chief Executive Officer has resigned his positions with AutoZone and accepted the positions of Chairman and Chief Executive Officer of Office Depot. “During his tenure at AutoZone, Steve developed a great management team that has generated record sales, record earnings and record earnings per share. We are all very appreciative of his efforts and his leadership” said Mr. Hyde.

Additionally, the Company announced that same store sales through the first 4 weeks of the third fiscal quarter (ending May 7, 2005) were down 7%. “While our sales have been a disappointment thus far, we believe the higher gas prices and cooler than normal spring across the country has yet to trigger the usual pickup in customer traffic. We believe our initiatives for the quarter are on track to drive improvements throughout the remaining eight weeks of the quarter,” said Mr. Rhodes.

On May 25, 2005, AutoZone will announce results for the third quarter ended May 7, 2005. AutoZone will host a one-hour conference call on May 25, 2005, beginning at 9 a.m. (CDT).

As of February 12, 2005, AutoZone sells auto and light truck parts, chemicals and accessories through 3,474 AutoZone stores in 48 states plus the District of Columbia in the U.S. and 67 AutoZone stores in Mexico and also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information and auto and light truck parts through www.autozone.com.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as “believe,”“anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,”“project,” “positioned,” “strategy,” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; the ability to hire and retain qualified employees; consumer debt levels; inflation; raw material costs of our suppliers; gasoline prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and our ability to continue to negotiate pay-on-scan and other arrangements with our vendors. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone’s Form 10-K for the fiscal year ended August 28, 2004, for more information related to those risks.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Ray Pohlman at (901) 495-7962, ray.pohlman@autozone.com